EXHIBIT 1

                             Joint Filing Agreement

      In accordance with Regulation ss.240.13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to joint filing on behalf of each of them of have a certain Schedule 13D, dated March 29, 2004 (including amendments thereto) with respect to common stock of ComBanc, Inc., and further agree that this Joint Filing Agreement shall be filed as an Exhibit to such Statement.


Date: March 29, 2004                   By: /s/ Paul Douglas Harter
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                                           Paul Douglas Harter


                                       By: /s/ William C. Massa
                                           -----------------------------
                                           William C. Massa


                                       By: /s/ Rick A. Miller
                                           -----------------------------
                                           Rick A. Miller


                                       By: /s/ Patricia M. Morris
                                           -----------------------------
                                           Patricia M. Morris


                                       By: /s/ Thomas R. Odenweller
                                           -----------------------------
                                           Thomas R. Odenweller


                                       By: /s/ Jerry L. Grace
                                           -----------------------------
                                           Jerry L. Grace


                                       By: /s/ Harold L. Connell
                                           -----------------------------
                                           Harold L. Connell


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